UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2015

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Delaware	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8200
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2015, the Company announced that its Board of Directors (the “Board”) has appointed Mary Kathryn (“Katy”) Murray as Senior Vice President/Chief Financial Officer, Treasurer and Assistant Secretary of the Company effective April 1, 2015, and will become the Company’s principal financial officer beginning with the second quarter of 2015.

Ms. Murray, age 46, served as the Chief Financial Officer of SourceHOV, a multi-national provider of business processing services, from November 2011 to April 2013 and was responsible for the worldwide finance, accounting, and facility operations of that company. Subsequent to SourceHOV’s acquisition by Citi Venture Capital Investment in April 2013, Ms. Murray served in an advisory role to the Finance Committee of the Board of Directors of SourceHOV until April 2014. Prior to serving in such capacity, from October 2010 to October 2011, Ms. Murray was Chief Financial Officer of Pivot3, Inc., a provider of converged infrastructure appliances for the video surveillance and virtual desktop markets. In that role, she directed the financial, administrative, human resource, corporate information technology and legal operations for that organization. Prior to that, from September 2006 to October 2010, Ms. Murray served as Executive Vice President/Chief Financial Officer of Taleo Corporation, a then publicly-traded company focused on talent acquisition, performance management, learning and development, and compensation management, which was later acquired by Oracle Corporation. Ms. Murray has over twenty years of accounting and finance experience.

In connection with Ms. Murray’s appointment as Senior Vice Present/Chief Financial Officer, Treasurer and Assistant Secretary of the Company, Ms. Murray will receive a compensation package that consists of a base salary of $300,000 with a target bonus opportunity set at 40% of her base salary. Consistent with other executive officers of the Company, one half of her target bonus will be based upon individual non-financial objectives (“INFOs”) and one-half upon financial performance metrics. INFOs for all executive officers, including Ms. Murray, are comprised of performance metrics, based on a point system allocated to each objective which includes threshold, target and maximum performance and payout ranges for each objective of 50%, 100% and 150%, respectively. The financial performance metrics will be weighted 90% against consolidated Company EBITDA and 10% against the EBITDA for newly acquired businesses that have a proven financial record. Threshold, target and maximum performance and payout ranges for the consolidated Company EBITDA component are 85%, 100% and 115%, respectively for performance and 10%, 100% and 200% respectively for payout. Threshold, target and maximum performance and payout ranges for the newly acquired business EBITDA component are 75%, 100% and 125% respectively for performance and 10%, 100% and 200% respectively for payout. In addition, Ms. Murray will be entitled to receive annual long term incentive compensation of $150,000, to be paid one-half in time-based restricted stock units under the Company’s incentive compensation plan that vest and payout over a three-year period, and a cash long-term incentive award that vests and pays out over a two-year period.

There are no arrangements or understandings between Ms. Murray and any other person pursuant to which Ms. Murray was selected as an officer of the Company. There are no family relationships between Ms. Murray and any director or executive officer, or person nominated or chosen by the Company that would be reportable under Item 404(a) of Regulation S-K. A copy of the press release announcing Ms. Murray’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1  Press Release dated March 23, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 23, 2015	A. H. BELO CORPORATION

	By:	/s/ Christine E. Larkin
Christine E. Larkin
Vice President/General Counsel

EXHIBIT INDEX

99.1  Press Release dated March 23, 2015